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                                                                    EXHIBIT 23.1




                        INDEPENDENT AUDITORS' CONSENT

The Board of Directors
Hollinger International Inc.
Hollinger International Publishing Inc.:

We consent to incorporation by reference in the registration statements (No. 333-04697 and No. 333-17111) on Form S-3 and (No. 33-88810) on Form S-8 of
Hollinger International Inc. and the registration statement (No. 333-17113) on Form S-3 of Hollinger International Publishing Inc. of our report dated February 28, 1997 relating to the consolidated balance sheets of Hollinger International Inc. and subsidiaries as of December 31, 1996 and 1995, and the related consolidated statements of operations, stockholders' equity, and cash flows for each of the years in the three-year period ended December 31, 1996, which report appears in the December 31, 1996 annual report on Form 10-K of Hollinger International Inc.

Chicago, Illinois                             /s/ KPMG Peat Marwick LLP /s/
March 28, 1997